Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated this ___ day of April, 2026, between Biotricity Inc., a Nevada corporation (the “Company”) and ______, a ________ (the “Holder”).

WHEREAS, the Holder is the holder of _________ shares (the “Common Shares”) of common stock of the Company, warrants (the “Warrants”) to purchase ____ shares of common stock of the Company, and options (the “Options,” and together with the Common Shares and Warrants, the “Exchangeable Securities”) to purchase ________ shares of common stock of the Company;

WHEREAS, the Company and the Holder desire to have the Holder exchange its Exchangeable Securities for newly issued shares of Series C Preferred Stock of the Company (the “Series C Preferred Shares”), at a ratio of 10 Exchangeable Securities for each Series C Preferred Share, which will have the terms set forth in the Certificate of Designation of Series C Preferred Stock in the form of Exhibit A hereto (the “Series C Certificate of Designation”) as more particularly set forth below;

WHEREFORE, the parties hereby agree as follows:

1. Upon the closing of this Agreement (the “Closing”), substantially concurrently with execution of this Agreement (including, without limitation, execution by the Holder of the Accredited Investor Questionnaire attached as Exhibit B hereto), the Holder will exchange the Exchangeable Securities for __________ Series C Preferred Shares. Without limiting the generality of the foregoing, upon the Closing, (i) the Holder shall return the Exchangeable Securities to the Company for cancellation and the Company shall issue the Series C Preferred Shares in book entry form to the Holder. The Holder shall promptly execute and deliver any instruction letter, stock power, or other documentation required or reasonably requested by the Company and/or the Company’s transfer agent to effectuate the cancellation of the Holder’s Exchangeable Securities hereunder. Without limiting the generality of the foregoing, the Warrants and Options will be deemed terminated effective upon the Company’s issuance of the Series C Preferred Shares hereunder without the need for any further action by any party.

2. The Holder represents and warrants to the Company that (i) Holder is the sole record and beneficial owner of the Exchangeable Securities free and clear of all liens, (ii) Holder is an accredited investor as defined under Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) as further set forth in the Accredited Investor Questionnaire attached hereto and executed by the Holder, (iii) Holder understands that the Series C Preferred Shares Holder will acquire hereunder are restricted securities within the meaning of the Securities Act, have not been registered under the Securities Act or any state securities laws and may not be transferred or sold except pursuant to an effective registration statement or an available exemption therefrom, (iv) Holder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exchange of the Exchangeable Securities for the Series C Preferred Shares hereunder and the merits and risks of investing in the Series C Preferred Shares, (v) Holder acknowledges that it has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, since January 1, 2024 (the “SEC Reports”), and (vi) Holder understands that an investment in the Company and in the Series C Preferred Shares involves a high degree of risk including, without limitation, the risks set forth in the SEC Reports and that (a) there is no market for the Series C Preferred Shares, (b) the Series C Preferred Shares will not be convertible into shares of common stock of the Company prior to March 31, 2028, except upon a Qualified Financing (as defined in the Series C Certificate of Designation), and there is no assurance as to whether or when such Qualified Financing may occur, and (c) the Company will have no obligation to redeem the Series C Preferred Shares for cash.

3. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

4. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Holder and Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Agreement and Company and Holder each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5. The representations and warranties contained herein shall survive the Closing.

6. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement (including, without limitation, the Series C Certificate of Designation) and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

7. The Holder agrees to indemnify and hold harmless the Company and its officers, members, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Holder of any covenant or agreement made by the Holder herein.

8. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7 hereof.

9. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

10. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Agreement. A signature delivered by facsimile or email shall constitute an original.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Exchange Agreement as of the date first indicated above.

BIOTRICITY INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

[HOLDER SIGNATURE PAGE TO BIOTRICITY EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Exchange Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Holder:

Number of Common Shares:

Number of Options:

Number of Warrants:

Total Exchangeable Securities:

Number of Series C Preferred Shares (equal to 1/10 of number of Exchangeable Securities):

EIN or SS#:

Exhibit A

Form of Certificate of Designation

of Series C Preferred Stock

Exhibit B

Accredited Investor Certification

(Please initial the category that applies)

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial __________	I have an individual net worth, or joint net worth with my spouse or spousal equivalent, as of the date hereof (excluding, for the purpose of net worth calculation, the value of such person’s or persons’ primary residence, after deducting any mortgage securing such primary residence) in excess of $1 million.

Initial __________	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse or spousal equivalent) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial __________	I hold in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. (If checked, please specify: ____________)

Initial __________	I am a director or executive officer of the Company.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial __________	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial __________	The investor certifies that it is a partnership, corporation, limited liability company or any organization described in SectiI501(c)(3) of the Internal Revenue Code, Massachusetts or similar business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial __________	The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial __________	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial __________	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial __________	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial __________	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial __________	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial __________	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial __________	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Initial __________	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

Initial __________	A Small Business Investment Company licensed by the U.S. Small Business Administration underIction 301(c) or (d) of the Small Business Investment Act of 1958.

Initial __________	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

Initial __________	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).